Exhibit 99.1

ALPHA PRO TECH INCREASES N-95 FACE MASK PRODUCTION IN RESPONSE TO WUHAN CORONAVIRUS (2019-nCoV) OUTBREAK

PRODUCTION INCREASED TO RESPOND TO SIGNIFICANT DEMAND

FOR IMMEDIATE RELEASE
Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

Nogales, Arizona – February 3, 2020 – Alpha Pro Tech, Ltd. (NYSE American: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced that the company is exponentially ramping up production of its N-95 Particulate Respirator face mask in response to a significant increase in customer demand and level of orders resulting from the outbreak of the novel Wuhan coronavirus (2019-nCoV) and the declaration by the World Health Organization of the outbreak as a “public health emergency of international concern.”

Lloyd Hoffman, President and Chief Executive officer of Alpha Pro Tech, commented, “Alpha Pro Tech has commenced additional N-95 Particulate Respirator face mask production at its Salt Lake City, Utah facility, and we anticipate further production line increases in early February. Management is committed to increasing our manufacturing efforts to meet this unprecedented demand for N-95 face masks and helping communities around the world as they address this outbreak.”

Hoffman continued, “In addition to N-95 face masks, demand for face shields and other personal protective equipment (PPE) products is increasing. The company is monitoring inventory levels across our full line of PPE products and will take appropriate steps to increase production to respond to consumer demand.”

The Alpha Pro Tech N-95 Particulate Respirator face mask’s unique flat-fold design features a Positive Facial Lock® (PFL®) and meets the Centers for Disease Control and Prevention’s (CDC) and National Institute for Occupational Safety and Health’s (NIOSH) recommended protection levels for many airborne contaminants. The N-95 face mask filters at least 95% of airborne particles. The integrated Magic Arch® technology creates a comfortable breathing chamber within the N-95 face mask by holding it away from the wearer’s nose and mouth.

For more information on Alpha Pro Tech and the company’s NIOSH-approved N-95 Particulate Respirator face mask and other PPE products, visit Alpha Pro Tech’s website at www.alphaprotech.com.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc. and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to product demand, inventory levels, production plans, estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.